UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 22, 2026

American Strategic Investment Co.

(Exact Name of Registrant as Specified in Charter)

Maryland	001-39448	46-4380248
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

222 Bellevue Ave, Newport, Rhode Island	02840
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 415-6500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, $0.01 par value per share	NYC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

On July 22, 2026, American Strategic Investment Co. (the “Company”) received a letter from the New York Stock Exchange (the “NYSE”) dated July 22, 2026, that the Company has regained compliance in relation to the NYSE’s quantitative continued listing standard as a result of the Company’s achievement of compliance with the NYSE’s minimum market capitalization and stockholders’ equity requirement of Section 802.01B of the NYSE Listed Company Manual (the “NYSE Manual”).

The Company will be subject to normal continued listing monitoring in accordance with the NYSE Manual. If the Company is again determined to be below any of the continued listing standards within 12 months of the date of the notification letter, the NYSE will review the reason(s) for falling below such standards, which may include a re-evaluation of the Company’s original method of financial recovery. The NYSE will then take the appropriate action, which, depending on circumstances, may include truncating the compliance procedures described in the NYSE Manual or beginning the initiation of NYSE trading suspension procedures.

The below compliance indicator (“.BC”) will no longer be disseminated, and the Company will be removed from the list of NYSE noncompliant issuers on the NYSE’s website.

Item 9.01 Financial Statements and Exhibits.

(d)

Exhibit No	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

American Strategic Investment Co.

Date: July 24, 2026	By:	/s/ Michael LeSanto
Michael LeSanto
Chief Financial Officer